                                                                   Exhibit 23.2






                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the registration of 250,000 shares of common stock of USA Technologies, Inc. of our report dated August 9, 1996, except for
Note 12 as to which the date is September 10, 1996, with respect to the financial statements of USA Technologies, Inc. included in its Annual Report (Form 10-KSB) for the year ended June 30, 1996, filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP
                                                     ---------------------
                                                     Ernst & Young LLP

Philadelphia, Pennsylvania
October 4, 1996